Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report  March 11, 1999
               (Date of earliest event reported)



              MidAmerican Energy Holdings Company
     (Exact name of registrant as specified in its charter)



    Iowa                      0-25551           94-2213782
(State of other          (Commission File      (IRS Employer
 jurisdiction of              Number)        Identification No.)
 incorporation)



 666 Grand Avenue  Des Moines, Iowa            50309
(Address of principal executive offices)      Zip Code




Registrant's Telephone Number, including area code:    (515) 242-4000




                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On March 11, 1999, the Registrant announced that based on the pending consummation of its acquisition, the Company has received investment grade ratings on its senior debt securities from all of the securities rating agencies which issue ratings on their securities. A copy of the press release issued by the Registrant is attached hereto as Exhibit 1 and is incorporated herein by reference.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities
Litigation  Reform Act of 1995 ("Reform Act").   Such  statements
are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations
regarding  the  future results of operations of  Registrant.   In
connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations,
including   development   uncertainty,   operating   uncertainty,
acquisition uncertainty, uncertainties relating to doing business
outside   of   the  United  States,  uncertainties  relating   to
geothermal  resources,  uncertainties relating  to  domestic  and
international  (and  in  particular,  Indonesian)  economic   and
political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation
and  competition.   Reference is made to all of the  Registrant's
SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by
reference,  for  a  description of  such  factors.   The  Company
assumes no responsibility to update forward-looking information contained herein.

Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated March 11, 1999

                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MidAmerican Energy Holdings Company



                           By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant Secretary and
                                   Assistant General Counsel





Dated: March 16, 1999

EXHIBIT 1

FOR IMMEDIATE RELEASE

Brian Hankel - Vice President and Treasurer          402-341-4500
Patti McAtee - Director, Corporate Communications    402-341-4500

CalEnergy Upgraded to Investment Grade Ratings

     OMAHA, NEBRASKA, March 11, 1999 --- CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX; London) announced today that, based on the pending consummation of its acquisition of MidAmerican Energy Holdings Company which is scheduled to occur on March 12, 1999, the Company has received investment grade ratings on its senior debt securities from all of the securities rating agencies which issue ratings on their securities: Moody's Investors Service ("Moody's"), Standard & Poor's ("S&P") and Duff & Phelps Credit Rating Co. ("DCR").

     Moody's has raised the ratings on the Company's senior unsecured obligations from Ba1 to Baa3 and on the Company's preferred securities from Ba2 to Ba1. S&P has raised the ratings on CalEnergy's senior unsecured obligations from BB+/positive to BBB-/stable and the preferred securities from B+ to BB. DCR has raised the ratings on the Company's senior unsecured obligations from BB+/Ratings Watch-Up to BBB- and on the Company's preferred securities from BB to BB+.

     With the improvement in CalEnergy's ratings, S&P has taken the additional action of raising the ratings on the long-term senior debt of the Company's wholly-owned subsidiaries, CE UK Funding Company and Northern Electric plc from BBB+ to A-.

     CalEnergy's Chairman and Chief Executive Officer, David L. Sokol, stated, "The achievement by our Company of investment grade ratings on our senior debt securities is the realization of a long stated goal and we think appropriately reflects the strength and diversity of our cash flows. It also validates the global energy services strategy we are executing."

     CalEnergy Company, Inc. is a global energy company that manages and owns interests in approximately 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to approximately 2.0 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia and employs more than 4,400 people worldwide. For the year ended December 31, 1998, CalEnergy generated revenues of nearly $2.7 billion and at December 31, 1998 had assets of approximately $9.1 billion.

     This press release contains forward-looking statements that are based on current expectations and involve a number of uncertainties. Reference is made to all of each company's SEC filings including CalEnergy's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.

                        www.calenergy.com

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